Exhibit 99.1

OCZ TECHNOLOGY COMPLETES ACQUISITON OF INDILINX CO., LTD
Addition of Controller Technology is Expected to Substantially Increase FY 2012 Revenue and Margins

SAN JOSE, CA—March 28, 2011—OCZ Technology Group, Inc. (Nasdaq:OCZ), a leading provider of high-performance solid-state drives (SSDs) for computing devices and systems, today announced it has closed its acquisition of Indilinx Co., Ltd, a privately-held fabless provider of flash controller semiconductors and firmware for SSDs.

Indilinx provides a line of flash controllers to SSD manufacturers and OEMs across the server, embedded and industrial product sub-segments, as well as laptop and PC markets.  Indilinx controllers have been integrated within certain OCZ products since December 2008, and are currently utilized in a number of OCZ SSDs including the enterprise class Z-Drive R2 PCI-Express SSD Series.

Pursuant to the Indilinx share purchase agreement, OCZ has acquired, among other things, approximately 20 patents and patent applications related exclusively to Indilinx’s flash controller business.  Approximately 45 Indilinx employees will join OCZ, including Indilinx’s co-founders Bumsoo Kim and Hyun Mo Chung, each of whom serve as Indilinx’s CEO and CTO, respectively.  OCZ intends to continue supplying Indilinx controller semiconductor and firmware-based solutions to current Indilinx customers, which include OEMs and NAND flash manufacturers, in addition to further integrating Indilinx controllers into OCZ’s SSD products.

“Producing SSD controllers for OEM integration and use within our own products significantly enhances our ability to capitalize on worldwide demand for SSDs, and yields cost reductions which help make SSDs more accessible to potential customers,” said Ryan Petersen, CEO of OCZ Technology Group.  “This combination puts OCZ in an advantaged position as one of the few SSD manufacturers with captive controller production.  The acquisition will help to increase both revenue and gross margins as we vertically integrate controller technology, and it also provides critical support for current and future Enterprise and OEM opportunities.”

Inclusive of Indilinx, OCZ expects its revenue for fiscal year ending February 28, 2012 (FY 2012) to be in the range of $300−$330 million, an increase of approximately 60%−75% from an estimated $189 million in its fiscal year ended February 28, 2011 (FY 2011).

As a result of the acquisition, OCZ expects its gross margin to increase by 2%−4% within 12 months of closing.  Gross margins are expected to increase due to increased sales of controller products (which generally have gross margins in the 50% − 60% range) as well as integration of Indilinx controllers into a greater range of OCZ products in the 12 months post acquisition.  The Indilinx acquisition is expected to become accretive towards the end of FY 2012.

As stated in the press release dated March 7, 2011, OCZ expects to report revenue for the fourth quarter of FY 2011 of approximately $64 million, an increase of nearly 100% over the fourth quarter of fiscal year ended February 28, 2010.  Preliminary GAAP operating loss for the fourth quarter of FY 2011 is expected to be in the range of $1.6 – $1.9 million, subject to final review of certain non cash costs.

Preliminary non-GAAP operating income for the fourth quarter of FY 2011 is expected to be approximately $0.3 – $0.5 million. Then, when excluding approximately $1.5 million of fourth quarter operating losses related to the discontinued memory product s, preliminary non-GAAP operating income is estimated to be in the range of $1.7 to $2.0 million.

Additional commentary pertaining to OCZ’s fourth quarter results and any further guidance for FY 2012 will be issued when OCZ reports its full fourth quarter and FY 2011 financial results, which is expected to be in the second half of April 2011.

The financial estimates set forth herein are unaudited and preliminary.  They remain subject not only to management's final review, but also to audit by OCZ's independent accounting firm.  Estimated GAAP to non-GAAP operating income adjustments relate to items such as the discontinuation of the DRAM products, stock-based compensation, amortization of intangibles, non-cash write-offs of notes receivable from the 2009 sale of the NIA product line, and other potential non-cash expenses, totaling approximately $1.9 − $2.4 million.

About Indilinx
Indilinx is a leading technology provider for storage systems based on NAND flash memory.  Indilinx products and solutions comprise advanced solid state drive controllers, reference designs, and software which enable the rapid development and deployment of high performance solid state drives.  For more information, visit www.indilinx.com.

About OCZ Technology Group, Inc.
Founded in 2002, San Jose, CA-based OCZ is a leader in the design, manufacturing, and distribution of high performance and reliable SSDs and premium computer components.  OCZ has built on its expertise in high-speed memory to become a leader in the SSD market, a technology that competes with traditional rotating magnetic hard disk drives (HDDs).  SSDs are faster, more reliable, generate less heat and use significantly less power than the HDDs used in the majority of computers today.  In addition to SSD technology, OCZ also offers high performance components for computing devices and systems, including enterprise-class power management products as well as leading-edge computer gaming solutions.  For more information, please visit: www.ocztechnology.com.

Forward-Looking Statements
Certain statements in this press release relate to future events and expectations, including our revenue estimates for fourth quarter, FY 2011 and FY 2012, operating income (loss) estimates for the fourth quarter and the expectation that it will accelerate our storage technology innovation, that it will significantly enhance our ability to capitalize on worldwide demand for solid state disk drives, that it will increase customer and stockholder value, that it will expand our reach into embedded markets, that the transaction will increase gross margins within 12 months of closing will, that the transaction will become accretive to its earnings per share toward the end of this fiscal year on a non-GAAP basis, excluding acquisition-related expenses, restructuring charges and amortization of intangibles, and, as such constitute forward-looking statements involving known and unknown factors that may cause actual results of OCZ to be different from those expressed or implied in the forward-looking statements.  In this context, words such as "will," "would," "expect," "anticipate," "should" or other similar words and phrases often identify forward-looking statements made on behalf of OCZ.  It is important to note that actual results of OCZ may differ materially from those described or implied in such forward-looking statements based on a number of factors and uncertainties, including, but not limited to, the ability to successfully integrate the products, services and employees of Indilinx; potential negative impacts from the recent earthquake in Japan; the ability to successfully develop and market new products and services; our ability to maintain other supplier and customer relationships; market acceptance of our products and our ability to continually develop enhanced products; adverse changes both in the general macro-economic environment as well as in the industries we serve, including computer manufacturing, traditional and online retailers, information storage, internet search and content providers and computer system integrators; our ability to efficiently manage material and inventory, including integrated circuit chip costs and freight costs; and our ability to generate cash from operations, secure external funding for our operations and manage our liquidity needs.  Other general economic, business and financing conditions and factors are described in more detail in "Item 1A − Risk Factors" in Part I in OCZ's Annual Report on Form 10-K filed with the SEC on May 20, 2010 and statements made in other subsequent filings.  The filings are available both at www.sec.gov as well as via OCZ's website at www.ocztechnology.com.  OCZ does not undertake to update its forward-looking statements.

Contacts:
OCZ Technology Group, Inc.
Bonnie Mott, Investor Relations Manager
408-440-3428
bmott@ocztechnology.com